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                                                                     Exhibit 5.1
                                   July , 2000


Graftech Inc.
11709 Madison Avenue
Lakewood, Ohio  44107

                  Re:  Registration Statement on Form S-1

Dear Sirs and Madams:

                  We have acted as counsel to Graftech Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to
(i) the offering and sale by the Company of shares of the Company's common stock, par value $.01 per share ("Common Stock"), in the Company's initial public offering (the "IPO") and (ii) the offering and sale by a wholly owned
subsidiary of UCAR International Inc. ("UCAR") of    shares of Common Stock by
UCAR in the IPO.

                  In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) an executed copy of the Registration Statement; (ii) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; and (iii) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.


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Graftech Inc.
July   , 2000
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                  For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Delaware and the federal laws of the United States of America.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that (i) the shares of Common Stock to be issued by the Company as described above have been duly authorized and when duly issued and paid for in accordance with the terms of the IPO, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be sold by UCAR as described above are duly authorized, validly issued, fully paid and non-assessable.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

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Graftech Inc.
July   , 2000
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                                         Very truly yours,

                                         KELLEY DRYE & WARREN LLP


                                         By: __________________________________
                                               A Member of the Firm